Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS THIRD QUARTER PRO FORMA NET REVENUE OF $542 MILLION, PRO FORMA EPS OF $0.72 AND ADJUSTED NET ORDERS OF $701 MILLION

— FY2012 Pro Forma EPS Target now $2.65 to $2.70 versus previous range of $2.50 to $2.70 —

Princeton, New Jersey, November 5, 2012 — Covance Inc. (NYSE: CVD) today reported results for its third quarter ended September 30, 2012.  On a GAAP basis, net revenue was $545 million.  Excluding revenue from facilities in wind-down, pro forma net revenue was $542 million.  On a GAAP basis, the company reported earnings of $0.69 per diluted share in the third quarter.  Excluding losses from facilities in wind-down, restructuring costs and other charges and favorable income tax developments during the quarter, the company reported earnings per diluted share of $0.72.

“Third quarter pro forma earnings were better than expected, increasing $0.07 sequentially, due to significantly improved profitability in toxicology coupled with continued strong performances in clinical development and central laboratories. Our performance this quarter demonstrates the leverage in our scalable business model when commercial success is combined with our lower cost infrastructure,” said Joe Herring, Chairman and Chief Executive Officer.  “On the sales front, clinical development and central laboratories continued to deliver strong new orders, driving adjusted net orders of $701 million and an adjusted book-to-bill of 1.29 to 1.  We continue to have significant pending proposals. In addition, our strategic information technology projects continue to progress on-time and on-budget.

“Late-Stage Development revenues grew 6.9% year-on-year, or 13.1% on a constant currency basis. Revenue growth was led by 18% growth in clinical development and continued year-on-year and sequential growth in central laboratories, which more than offset a decline in our market access services. Pro forma operating margins increased 70 basis points year-on-year to 20.0%, but declined as expected from the second quarter level on increased spending on strategic IT projects, continued hiring in clinical development, and lower profitability in market access services, all of which offset sequential operating margin expansion in central laboratories.

“In Early Development, pro forma revenue and earnings improved sequentially for the second consecutive quarter. Pro forma net revenues increased $2.4 million sequentially to $217.8 million, and pro forma operating margin increased 370 basis points sequentially to 12.4% as stronger performance in toxicology coupled with a faster than expected ramp in savings from our cost reduction actions more than offset weaker performance in clinical pharmacology.

“On a consolidated basis, we expect pro forma revenue in the fourth quarter to be up slightly from the third quarter level and pro forma EPS to be approximately $0.70, reflecting the impact of increased IT spending on Late-Stage Development tools as well as the corporate data center initiative. When combining our fourth quarter projection with our third quarter results, we are narrowing our full-year pro forma EPS target to the high-end of our previous range, or $2.65 to $2.70 (excluding impairment charges, restructuring and other costs, losses from facilities in wind-down, favorable income tax developments and using September 30 foreign exchange rates).”

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Consolidated Results

($ in millions except EPS)	3Q12	3Q11	Change	YTD12	YTD11	Change
Total Revenues	$597.6	$578.9		$1,756.6	$1,654.1
Less: Reimbursable Out-of-Pockets	$52.8	$35.6		$138.2	$90.6
Net Revenues	$544.8	$543.3	0.3%	$1,618.4	$1,563.5	3.5%
Operating Income	$30.6	$51.0	(40.0%)	$72.8	$141.7	(48.6%)
Operating Margin	5.6%	9.4%		4.5%	9.1%
Net Income	$37.8	$40.7	(7.0%)	$60.8	$111.0	(45.2%)
Earnings per Share	$0.69	$0.67	2.5%	$1.07	$1.82	(41.0%)
Revenue from facilities in wind-down**	$2.9	—		$7.3	—
Net Revenue, continuing ops*	$541.9	$543.3	(0.3%)	$1,611.2	$1,563.5	3.1%
Restructuring Costs and other charges	$(18.1)	$(5.3)		$(66.5)	$(15.7)
Loss from facilities in wind-down**	$(2.6)	—		$(6.4)	—
Operating Income, excluding items*	$51.3	$56.3	(8.9%)	$145.7	$157.4	(7.4%)
Operating Margin, excluding items*	9.5%	10.4%		9.0%	10.1%
Impairment of Equity Investment	—	—		$(7.4)	—
Gain on Sale of Investment	$1.5	—		$1.5	—
Favorable Income Tax Developments	$11.5	$0.7		$11.5	$0.7
Net Income, excluding items*	$39.6	$43.4	(8.7%)	$111.6	$120.5	(7.3%)
Diluted EPS, excluding items*	$0.72	$0.71	0.7%	$1.97	$1.97	(0.2%)

* See attached pro forma income statement for reconciliation of 2012 & 2011 GAAP to pro forma amounts.

** Facilities in wind-down include Chandler, Honolulu and Basel.

Operating Segment Results

Early Development

($ in millions)	3Q12	3Q11	Change	YTD12	YTD11	Change
Net Revenues	$220.7	$240.2	(8.1%)	$652.1	$696.1	(6.3%)
Operating Income (Loss)	$7.1	$33.2	(78.6%)	$(14.7)	$87.7	(116.8%)
Operating Margin	3.2%	13.8%		(2.3)%	12.6%
Revenue from facilities in wind-down**	$2.9	—		$7.3	—
Net Revenue, continuing ops	$217.8	$240.2	(9.3%)	$644.8	$696.1	(7.4%)
Restructuring Costs and other charges	$(17.2)	$(1.9)		$(65.1)	$(6.7)
Loss from facilities in wind-down**	$(2.6)	—		$(6.4)	—
Operating Income, excluding items	$26.9	$35.0	(23.2%)	$56.9	$94.4	(39.8%)
Operating Margin, excluding items	12.4%	14.6%		8.8%	13.6%

** Facilities in wind-down include Chandler, Honolulu and Basel.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the third quarter of 2012 declined 8.1% year-on-year on a GAAP basis to $220.7 million and 9.3% on a pro forma basis to $217.8 million, due to the following: declines in toxicology services, research products, and clinical pharmacology; the impact of the sale of environmental services (which had contributed approximately $2.0 million in quarterly revenue); and the inclusion of the Chandler, Honolulu and Basel sites in last year’s results. In the quarter, foreign exchange was a 90 basis point year-on-year headwind. Sequentially, pro forma revenues increased $2.4 million as an increase in toxicology revenues more than offset a decline in clinical pharmacology.

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GAAP operating income in the third quarter of 2012 was $7.1 million, and included $17.2 million in costs associated with our restructuring actions and $2.6 million in losses at locations in wind-down. GAAP operating income for the third quarter of 2011 was $33.2 million, and included $1.9 million in restructuring costs. Pro forma operating income, excluding these items, was $26.9 million in the third quarter of this year, up from $18.7 million last quarter, and compared to $35.0 million in the third quarter of last year. Pro forma operating margins were 12.4% for the third quarter of this year, up from 8.7% last quarter and compared to 14.6% in the third quarter of 2011. Sequentially, pro forma operating income increased primarily due to a significant increase in North American toxicology profitability.

Late-Stage Development

($ in millions)	3Q12	3Q11	Change	YTD12	YTD11	Change
Net Revenues	$324.1	$303.0	6.9%	$966.3	$867.4	11.4%
Operating Income	$64.4	$56.3	14.5%	$204.9	$168.1	21.9%
Operating Margin	19.9%	18.6%		21.2%	19.4%
Restructuring Costs	$(0.4)	$(2.1)		$(0.6)	$(3.7)
Operating Income, excluding items	$64.8	$58.4	11.1%	$205.5	$171.8	19.6%
Operating Margin, excluding items	20.0%	19.3%		21.3%	19.8%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the third quarter of 2012 grew 6.9% year-on-year to $324.1 million. In the quarter, foreign exchange negatively impacted year-on-year revenue growth by 620 basis points.  Growth was driven by the continued strong performance in clinical development, which offset a decline in market access revenue. Central laboratory, which grew revenue 2.3% year-on-year on a reported basis and 10.7% on a constant currency basis, had an increase in kit volumes for the fourth consecutive quarter.

Operating income for the third quarter was $64.4 million on a GAAP basis or $64.8 million on a pro forma basis.  This compares to $56.3 million on a GAAP basis and $58.4 million on a pro forma basis in the third quarter of the prior year and to $68.2 million on a pro forma basis last quarter. Pro forma operating margins were 20.0% for the third quarter of 2012 compared to pro forma operating margins of 21.1% last quarter and 19.3% in the third quarter of last year. The year-on-year increase in profitability was driven by both clinical development and central laboratories, while the sequential decrease primarily resulted from increased spending on strategic IT projects, lower profitability in market access services, and increased hiring and staff costs in clinical development.

Corporate Information

The company reported third quarter adjusted net orders of $701 million. Backlog at September 30, 2012 was $6.37 billion compared to $6.23 billion at June 30, 2012 and $6.08 billion at September 30, 2011. Foreign exchange favorably impacted backlog sequentially by $69 million.

Corporate expenses totaled $40.9 million in the third quarter of 2012 (including $0.5 million in restructuring costs) compared to $38.9 million last quarter (including $0.3 million in restructuring costs) and $38.4 million in the third quarter of last year (including $1.4 million in restructuring costs).  We expect corporate expenses, excluding restructuring costs, to increase in the fourth quarter as spending ramps on the corporate data center

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consolidation component of our strategic IT spending. However, in order to support longer-term earnings growth, we expanded our cost reduction actions in the third quarter to include corporate and functional support spending.

Cash and cash equivalents at September 30, 2012 were $441 million compared to $398 million at June 30, 2012 and $400 million at September 30, 2011.  Debt outstanding is now $340 million, originating from borrowings related to our share repurchase program. Covance repurchased $20 million of shares outstanding within the third quarter.

Free cash flow (defined as operating cash flow less capital expenditures) for the third quarter of 2012 was $35 million, consisting of operating cash flow of $71 million less capital expenditures of $36 million.  Free cash flow year-to-date was $48 million, consisting of operating cash flow of $153 million less capital expenditures of $105 million.

Net Days Sales Outstanding (DSO) were 38 days at September 30, 2012 compared to 35 days at June 30, 2012 and 38 days at September 30, 2011.

The Company’s investor conference call will be webcast on November 6 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2 billion, global operations in more than 30 countries, and 11,500 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30				Nine Months Ended September 30
	2012		2011		2012		2011

Net revenues	$544,818		$543,254		$1,618,441		$1,563,460
Reimbursable out-of-pocket expenses	52,844		35,622		138,174		90,601
Total revenues	597,662		578,876		1,756,615		1,654,061

Costs and expenses:
Cost of revenue	389,724		383,347		1,174,382		1,095,199
Reimbursable out-of-pocket expenses	52,844		35,622		138,174		90,601
Selling, general and administrative	94,401		81,292		266,031		247,292
Depreciation and amortization	30,102		27,592		87,285		79,291
Goodwill impairment charge	—		—		17,959		—
Total costs and expenses	567,071	(a)	527,853	(c)	1,683,831	(b)	1,512,383	(d)

Income from operations	30,591	(a)	51,023	(c)	72,784	(b)	141,678	(d)

Other (income) expense, net:
Interest expense, net	920		343		2,353		1,640
Foreign exchange transaction loss, net	281		777		1,301		892
Impairment of equity investment	—		—		7,373		—
Gain on sale of investment	(1,459)		—		(1,459)		—
Loss on sale of business	—		—		169		—
Other (income) expense, net	(258)		1,120		9,737		2,532

Income before taxes and equity investee results	30,849	(a)	49,903	(c)	63,047	(b)	139,146	(d)

Taxes on income	(6,971	)(a)	9,781	(c)	2,229	(b)	28,402	(d)

Equity investee earnings	—		547		17		305

Net income	$37,820	(a)	$40,669	(c)	$60,835	(b)	$111,049	(d)

Basic earnings per share	$0.70	(a)	$0.68	(c)	$1.10	(b)	$1.86	(d)

Weighted average shares outstanding - basic	53,687,748		59,695,336		55,206,190		59,596,294

Diluted earnings per share	$0.69	(a)	$0.67	(c)	$1.07	(b)	$1.82	(d)

Weighted average shares outstanding - diluted	55,201,552		60,926,604		56,701,280		61,093,960

(a) Three months ended September 30, 2012 include, as applicable, $14,072 in restructuring costs ($9,647 net of tax), $4,000 in costs associated with the expected settlement of an inventory supply agreement ($2,756 net of tax), $2,609 in losses at sites in wind-down ($1,821 net of tax), $1,459 gain on sale of investment ($945 net of tax) and favorable income tax items totaling $11,501.

(b) Nine months ended September 30, 2012 include, as applicable, $23,739 in restructuring costs ($16,177 net of tax), $24,781 in inventory impairment charges and costs associated with the expected settlement of an inventory supply agreement ($17,147 net of tax), $17,959 of goodwill impairment charges ($17,959 net of tax), $7,373 of impairment of equity investment ($7,373 net of tax), $6,424 in losses at sites in wind-down ($4,567 net of tax), $1,459 gain on sale of investment ($945 net of tax) and favorable income tax items totaling $11,501.

(c) Three months ended September 30, 2011 include, as applicable, $5,270 in restructuring costs ($3,392 net of tax) and favorable income tax items totaling $700.

(d) Nine months ended September 30, 2011 include, as applicable,  $15,702 in restructuring costs ($10,106 net of tax) and favorable income tax items totaling $700.

Excluding the impact of restructuring charges, impairment charges, costs associated with the expected settlement of an inventory supply agreement, losses at sites in wind-down, gain on sale of investment and favorable tax items:

Income from operations	$51,272	$56,293	$145,687	$157,380

Taxes on income	$10,473	$12,359	$30,269	$34,698

Net income	$39,598	$43,361	$111,612	$120,455

Basic earnings per share	$0.74	$0.73	$2.02	$2.02

Diluted earnings per share	$0.72	$0.71	$1.97	$1.97

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012 and DECEMBER 31, 2011

(Dollars in thousands)

	September 30	December 31
	2012	2011
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$441,372	$389,103
Accounts receivable, net	321,421	312,127
Unbilled services	141,020	114,095
Inventory	48,199	74,698
Deferred income taxes	54,635	52,078
Prepaid expenses and other current assets	173,917	144,809
Total Current Assets	1,180,564	1,086,910

Property and equipment, net	872,261	849,551
Goodwill	109,820	127,779
Other assets	48,637	43,768

Total Assets	$2,211,282	$2,108,008

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$38,958	$36,393
Accrued payroll and benefits	118,928	142,229
Accrued expenses and other current liabilities	141,344	119,308
Unearned revenue	234,152	202,210
Short-term debt	340,000	30,000
Income taxes payable	6,875	6,889
Total Current Liabilities	880,257	537,029

Deferred income taxes	21,299	42,295
Other liabilities	67,016	70,889
Total Liabilities	968,572	650,213

Stockholders’ Equity:
Common stock	788	781
Paid-in capital	725,727	689,584
Retained earnings	1,566,729	1,505,894
Accumulated other comprehensive income	15,004	4,622
Treasury stock	(1,065,538)	(743,086)
Total Stockholders’ Equity	1,242,710	1,457,795

Total Liabilities and Stockholders’ Equity	$2,211,282	$2,108,008

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2012	2011
Cash flows from operating activities:
Net income	$60,835	$111,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,285	79,291
Non-cash impairment charges	44,610	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	29,774	29,305
Deferred income tax benefit	(23,648)	(9,680)
Gain on sale of investment	(1,459)	—
Loss on sale of business	169	—
Loss on disposal of property and equipment	674	431
Equity investee earnings	(17)	(305)
Changes in operating assets and liabilities, net of businesses sold and acquired:
Accounts receivable	(10,404)	(23,396)
Unbilled services	(27,561)	(31,601)
Inventory	9,115	839
Accounts payable	2,565	6,184
Accrued liabilities	(1,396)	31,505
Unearned revenue	33,374	(4,688)
Income taxes payable	568	(13,988)
Other assets and liabilities, net	(51,581)	(33,992)
Net cash provided by operating activities	152,903	140,954

Cash flows from investing activities:
Capital expenditures	(105,199)	(86,289)
Proceeds from sale of investment	4,682	—
Other, net	1,006	(210)
Net cash used in investing activities	(99,511)	(86,499)

Cash flows from financing activities:
Net borrowings under revolving credit facility	310,000	55,000
Repayments under long-term debt	—	(97,500)
Stock issued under employee stock purchase and option plans	5,794	8,465
Purchase of treasury stock	(322,452)	(7,731)
Net cash used in financing activities	(6,658)	(41,766)

Effect of exchange rate changes on cash	5,535	9,783

Net change in cash and cash equivalents	52,269	22,472

Cash and cash equivalents, beginning of period	389,103	377,223

Cash and cash equivalents, end of period	$441,372	$399,695

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites in Wind- Down (3)	Income Tax Items (4)	Pro Forma

Net revenues	$544,818			$(2,967)		$541,851
Reimbursable out-of-pocket expenses	52,844					52,844
Total revenues	597,662	—	—	(2,967)	—	594,695

Costs and expenses:
Cost of revenue	389,724		(4,000)	(4,544)		381,180
Reimbursable out-of-pocket expenses	52,844					52,844
Selling, general and administrative	94,401	(12,989)		(162)		81,250
Depreciation and amortization	30,102	(1,083)		(870)		28,149
Goodwill impairment charge	—		—			—
Total costs and expenses	567,071	(14,072)	(4,000)	(5,576)	—	543,423

Income from operations	30,591	14,072	4,000	2,609	—	51,272

Other (income) expense, net:
Interest expense, net	920					920
Foreign exchange transaction loss, net	281					281
Impairment of equity investment	—					—
Gain on sale of investment	(1,459)		1,459			—
Loss on sale of business	—					—
Other (income) expense, net	(258)	—	1,459	—	—	1,201

Income before taxes and equity investee earnings	30,849	14,072	2,541	2,609	—	50,071

Taxes on income	(6,971)	4,425	730	788	11,501	10,473

Equity investee earnings	—					—

Net income	$37,820	$9,647	$1,811	$1,821	$(11,501)	$39,598

Basic earnings per share	$0.70	$0.18	$0.03	$0.03	$(0.21)	$0.74

Weighted average shares outstanding - basic	53,687,748	53,687,748	53,687,748	53,687,748	53,687,748	53,687,748

Diluted earnings per share	$0.69	$0.17	$0.03	$0.03	$(0.21)	$0.72

Weighted average shares outstanding - diluted	55,201,552	55,201,552	55,201,552	55,201,552	55,201,552	55,201,552

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of costs associated with the expected settlement of an inventory supply agreement ($4,000) and a gain on the sale of an investment $1,459.

(3) Represents results of operations at sites where wind-down activities have commenced.

(4) Primarily represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q3 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$543,254			$543,254
Reimbursable out-of-pocket expenses	35,622			35,622
Total revenues	578,876	—	—	578,876

Costs and expenses:
Cost of revenue	383,347			383,347
Reimbursable out-of-pocket expenses	35,622			35,622
Selling, general and administrative	81,292	(4,216)		77,076
Depreciation and amortization	27,592	(1,054)		26,538
Total costs and expenses	527,853	(5,270)	—	522,583

Income from operations	51,023	5,270		56,293

Other expense, net:
Interest expense, net	343			343
Foreign exchange transaction loss, net	777			777
Other expense, net	1,120	—	—	1,120

Income before taxes and equity investee earnings	49,903	5,270		55,173

Taxes on income	9,781	1,878	700	12,359

Equity investee earnings	547			547

Net income	$40,669	$3,392	$(700)	$43,361

Basic earnings per share	$0.68	$0.06	$(0.01)	$0.73

Weighted average shares outstanding - basic	59,695,336	59,695,336	59,695,336	59,695,336

Diluted earnings per share	$0.67	$0.06	$(0.01)	$0.71

Weighted average shares outstanding - diluted	60,926,604	60,926,604	60,926,604	60,926,604

(1) Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites in Wind- Down (3)	Income Tax Items (4)	Pro Forma

Net revenues	$1,618,441			$(7,256)		$1,611,185
Reimbursable out-of-pocket expenses	138,174					138,174
Total revenues	1,756,615	—	—	(7,256)	—	1,749,359

Costs and expenses:
Cost of revenue	1,174,382		(24,781)	(11,483)		1,138,118
Reimbursable out-of-pocket expenses	138,174					138,174
Selling, general and administrative	266,031	(21,446)		(384)		244,201
Depreciation and amortization	87,285	(2,293)		(1,813)		83,179
Goodwill impairment charge	17,959		(17,959)			—
Total costs and expenses	1,683,831	(23,739)	(42,740)	(13,680)	—	1,603,672

Income from operations	72,784	23,739	42,740	6,424	—	145,687

Other (income) expense, net:
Interest expense, net	2,353					2,353
Foreign exchange transaction loss, net	1,301					1,301
Impairment of equity investment	7,373		(7,373)			—
Gain on sale of investment	(1,459)		1,459			—
Loss on sale of business	169					169
Other (income) expense, net	9,737	—	(5,914)	—	—	3,823

Income before taxes and equity investee earnings	63,047	23,739	48,654	6,424	—	141,864

Taxes on income	2,229	7,562	7,120	1,857	11,501	30,269

Equity investee earnings	17					17

Net income	$60,835	$16,177	$41,534	$4,567	$(11,501)	$111,612

Basic earnings per share	$1.10	$0.29	$0.75	$0.08	$(0.21)	$2.02

Weighted average shares outstanding - basic	55,206,190	55,206,190	55,206,190	55,206,190	55,206,190	55,206,190

Diluted earnings per share	$1.07	$0.29	$0.73	$0.08	$(0.20)	$1.97

Weighted average shares outstanding - diluted	56,701,280	56,701,280	56,701,280	56,701,280	56,701,280	56,701,280

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of inventory impairment and costs associated with the expected settlement of an inventory supply agreement ($24,781), goodwill impairment ($17,959), impairment of equity investment ($7,373) and a gain on the sale of an investment $1,459.

(3) Represents results of operations at sites where wind-down activities have commenced.

(4) Primarily represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q3 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$1,563,460			$1,563,460
Reimbursable out-of-pocket expenses	90,601			90,601
Total revenues	1,654,061	—	—	1,654,061

Costs and expenses:
Cost of revenue	1,095,199			1,095,199
Reimbursable out-of-pocket expenses	90,601			90,601
Selling, general and administrative	247,292	(13,838)		233,454
Depreciation and amortization	79,291	(1,864)		77,427
Total costs and expenses	1,512,383	(15,702)	—	1,496,681

Income from operations	141,678	15,702		157,380

Other expense, net:
Interest expense, net	1,640			1,640
Foreign exchange transaction loss, net	892			892
Other expense, net	2,532	—	—	2,532

Income before taxes and equity investee earnings	139,146	15,702		154,848

Taxes on income	28,402	5,596	700	34,698

Equity investee earnings	305			305

Net income	$111,049	$10,106	$(700)	$120,455

Basic earnings per share	$1.86	$0.17	$(0.01)	$2.02

Weighted average shares outstanding - basic	59,596,294	59,596,294	59,596,294	59,596,294

Diluted earnings per share	$1.82	$0.17	$(0.01)	$1.97

Weighted average shares outstanding - diluted	61,093,960	61,093,960	61,093,960	61,093,960

(1) Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents favorable resolutions of income tax matters.